EXHIBIT 23



                       CONSENT OF INDEPENDENT AUDITORS


  We consent to the incorporation by reference in this Annual
Report on Form 10-K of First Keystone Corporation of our report dated January 11, 1999, included in the 1998 Annual Report to Stockholders of First Keystone Corporation.






                                /s/ J. H. Williams & Co., LLP
March 23, 1999                  J. H. Williams & Co., LLP
Kingston, Pennsylvania          Certified Public Accountants